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                                  EXHIBIT 7 (9)

                                     FORM OF

                                CUSTODY AGREEMENT

     CUSTODY AGREEMENT, dated May ____, 1997, among The Bank of New York, as Custodian (the "Custodian"), and ____________________________________________
(the "Selling Shareholder").

     Clear Channel Communications, Inc., a Texas corporation (the "Company") has filed a Registration Statement, file No. 333-25497 (including any registration statement filed pursuant to Rule 462(b) the "Registration Statement"), with the Securities and Exchange Commission to register for sale to the public under the Securities Act of 1933, as amended (the "Act"), shares of the Company's Common Stock, par value $. 10 per share (the "Common Stock").

     The shares to be covered by the Registration Statement shall consist of (a) up to 4,093,790 shares of Common Stock to be sold by the Company (plus such additional shares of Common Stock that the Company, in its sole discretion, desires to offer in such public offering), excluding the over-allotment option granted to the underwriters (the "Underwriters") named in an Underwriting Agreement to be entered into by such Underwriters, the Company and certain selling shareholders of the Company (the "Underwriting Agreement"), and (b) up to 5,906,210 shares of Common Stock to be sold by certain selling shareholders of the Company, of which _______________ shares (the "Shares") are to be sold by the undersigned Selling Shareholder. Further information with respect to the Shares is set forth on EXHIBIT A attached hereto and incorporated herein by reference.

     1. A custody arrangement is hereby established by the Selling Shareholder with the Custodian with respect to the Shares, and the Custodian is hereby instructed to act in accordance with this Agreement and any amendments or supplements hereto authorized by the Selling Shareholder.

     2. There are herewith delivered to the Custodian, and the Custodian hereby acknowledges receipt of, certificates representing the Shares, which certificates have been endorsed in blank or are accompanied by duly executed stock powers, in each case with all signatures guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or a member of the National Association of Securities Dealers, Inc. Such certificates are to be held by the Custodian for the account of the Selling Shareholder and are to be disposed of by the Custodian in accordance with this Agreement.

     3.   The Custodian is authorized and directed by the Selling Shareholder:

          a. To hold the certificates representing the Shares delivered by the Selling Shareholder in its custody;

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          b.   On or immediately prior to the settlement date for any Shares sold pursuant to the Registration Statement as advised by Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company ("Company Counsel") (the "Closing Date"), to cause such Shares to be transferred on the books of the Company into such names as the Custodian shall have been instructed in writing by Alex. Brown & Sons Incorporated, as representative of the several Underwriters (the "Underwriters"); to cause to be issued, against surrender of the certificates for the Shares, a new certificate or certificates for such Shares, free of any restrictive legend, registered in such name or names; to deliver such new certificates representing such Shares to the Underwriters on the Closing Date for their account or accounts against full payment therefor; and to give receipt for such payment; and

          c. To disburse such payments in the following manner: (i) to itself, as agent for the Selling Shareholder, a reserve amount to be designated in writing by the Selling Shareholder from which amount the Custodian shall pay, as soon as reasonably practicable, (A) its reasonable charges and disbursements, if any, for acting hereunder with respect to the sale of the Shares and (B) any applicable stock transfer taxes; and (ii) to the Selling Shareholder, pursuant to the written instructions of the Selling Shareholder, (A) on the Closing Date, a sum equal to the proceeds of the sale of the Shares, less the reserve amount, if any, designated by the Selling Shareholder, and (B) promptly after all proper charges, disbursements, costs and expenses shall have been paid, any remaining balance of the amount reserved under clause (i) above. Before making any payment from the amount reserved under clause (i) above, except payments made pursuant to subclause (B) of clause (ii) above, the Custodian shall request and receive the written approval of the Selling Shareholder.

          d. The duties, responsibilities and obligation of the Custodian shall be limited to those expressly set forth herein and not duties, responsibilities or obligations shall be inferred or implied. Custodian shall not be subject to, nor required to comply with, any other agreement between or among any or all of the Selling Shareholders or to which any Selling Shareholder is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any Selling Shareholder or any entity acting on its behalf. Custodian shall not be required to expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

          e. Custodian shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall Custodian be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from any Selling Shareholder or any entity acting on behalf of any Selling Shareholder, (ii) for any indirect, consequential, punitive or special damages regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of

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the value of the Shares deposited hereunder, valued as of the date of deposit, but only to the extent of direct money damages.

          f. Custodian shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Custodian (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

          g. Custodian shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

          h. The Custodian shall be entitled to rely upon oral instructions actually received by the Custodian from a person believed by the Custodian to be authorized to give the same. The Selling Shareholder giving such oral instructions agrees to forward to the Custodian a facsimile confirming such oral instructions so that it is received by the Custodian by the close of business on the same day that such oral instructions are given. The Selling Shareholder agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the actions taken or omitted by the Custodian, and the Custodian shall incur no liability for action upon any such oral instruction, not for acting upon any written instructions believed by the Custodian to have been given by a person authorized to give the same.

     4.   Subject in each case to the indemnification obligations set forth in
Section 7, in the event any Shares are not sold, the Custodian, as instructed in writing by Company Counsel, shall deliver to the Selling Shareholder as soon as practicable after termination of the offering of the Shares, certificates representing such Shares deposited by the Selling Shareholder. Certificates returned to the Selling Shareholder shall be returned with any related stock powers, and any new certificates issued to the Selling Shareholder with respect to such Shares shall bear any appropriate legend reflecting the unregistered status thereof under the Act.

     5. This Agreement is for the express benefit of the Company, the Selling Shareholder, any other selling shareholders in the offering and the Underwriters. The obligations and authorizations of the Selling Shareholder hereunder are irrevocable and shall not be terminated by any act of the Selling Shareholder or by operation of law, whether by the death, disability or incapacity of the Selling Shareholder or by the occurrence of any other event or events, and if after the execution hereof the Selling Shareholder shall die or become disabled or incapacitated, or if any other event or events shall occur before the delivery of the Shares hereunder to the Underwriters, the Shares shall be delivered to the Underwriters in accordance with the terms and conditions of this Agreement, as if such event had not occurred, regardless of whether or not the Custodian shall have received notice of such event.

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     6.   Until payment of the purchase price for the Shares has been made to the Selling Shareholder or to the Custodian, the Selling Shareholder shall remain the owner of (and shall retain the right to receive dividends and distributions on, and to vote) the Shares delivered to the Custodian hereunder. Until such payment in full has been made or until the offering of Shares has been terminated, the Selling Shareholder agrees that it will not give, sell, pledge, hypothecate, grant any lien on, transfer, deal with or contract with respect to the Shares and any interests therein.

     7. The Custodian shall assume no responsibility to any person other than to deal with the certificates for the Shares and the proceeds from the sale of the Shares represented thereby in accordance with the provisions hereof, and the Selling Shareholder hereby agrees to indemnify the Custodian for and to hold the Custodian harmless against any and all losses, claims, damages or liabilities incurred on its part arising out of or in connection with it acting as the Custodian pursuant hereto, as well as the cost and expenses of investigating and defending any such losses, claims, damages or liabilities, except to the extent such losses, claims, damages or liabilities are due to the negligence or bad faith of the Custodian. The Selling Shareholder agrees that the Custodian may consult with counsel of its own choice (who may be counsel for the Company), and the Custodian shall have full and complete authorization and protection for any action taken or suffered by the Custodian hereunder in good faith and in accordance with the opinion of such counsel.

     8. The Selling Shareholder hereby represents and warrants that: (a) it has, and at the time of delivery of the Shares to the Underwriters it will have, full power and authority to enter into this Agreement, to carry out the terms and provisions hereof and thereof and to make all of the representations, warranties and agreements contained herein; (b) this Agreement is the valid and binding agreements of the Selling Shareholder and is enforceable against the Selling Shareholder in accordance with its terms; and (c) that the Selling Shareholder has good and marketable title to the Shares, subject to no lien, encumbrance, pledge, security interest or restriction of any kind.

     9. The Selling Shareholder agrees not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by the Selling Shareholder, or request the registration for the offer or sale of any of the foregoing (or as to which the Selling Shareholder has the right to direct the disposition of) for a period of 90 days after the date the Underwriting Agreement is executed, except with the prior written consent of Alex, Brown & Sons Incorporated.

     10. The Custodian's acceptance of this Agreement by the execution hereof shall constitute an acknowledgment by the Custodian of the authorization herein conferred and shall evidence the Custodian's agreement to carry out and perform this Agreement in accordance with its terms.

     11. This Agreement may be executed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

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     12.  This Agreement shall be binding upon the Custodian, the Selling
Shareholder and the heirs, legal representatives, distributees, successors and assigns of the Selling Shareholder.

     13. This Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely in such State.

     14. Any notice given pursuant to this Agreement shall be deemed given if in writing and delivered in person, or if given by telephone or telegraph if subsequently confirmed by letter: (i) if to the Selling Shareholder, to him at:

               -----------------------------------
               -----------------------------------
               -----------------------------------
               -----------------------------------

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and (ii) if to the Custodian, to it at:

               The Bank of New York
               Corporate Trust Administration
               Attn: Fred Acebedo
               101 Barclay Street, Floor 12-E
               New York, New York, 10286.

     15. The Custodian shall be entitled to act and conclusively rely upon any statement, request, notice or instruction with respect to this Agreement given to it on behalf of the Selling Shareholder if the same shall be made or given to the Custodian by the Selling Shareholder, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              THE BANK OF NEW YORK, as Custodian

                              By:
                                 ------------------------------------
                                 Name:
                                 Title:


                              SELLING SHAREHOLDER:


                              ---------------------------------------
                              Name:


                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

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                                    EXHIBIT A
                              DESCRIPTION OF SHARES


               CERTIFICATE NUMBER                 NUMBER OF SHARES












                                                  ----------------

                             TOTAL NUMBER OF SHARES:







SELLING SHAREHOLDER:

------------------------------------
Name


By:
   ---------------------------------
   Name:
   Title:

Date:
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